SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): Oct, 6, 2020

Black Rock Petroleum Company

(Exact name of registrant as specified in its charter)

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-54745 (Commission File Number)	TBA (I.R.S. Employer Identification No.)

108 2559 Parkview Lane Port Coquitlam, BC V3C6M1 (Address of principal executive offices)	22664 (Zip Code)

778 814 7729

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

The definitive agreement Black Rock Petroleum Company entered into on March 15, 2020 with Optimum Mining, Inc. (“Optimum Corporation”) has lapsed and no further extensions granted. Under the terms of the agreement, Black Rock proposed to acquire all the 100,000,000 Issued and Outstanding Securities of Optimum in consideration for 99,500,000 of the total 120,850,000 Black Rock Common Shares issued and outstanding. As such, Walter Weekes has resigned from the board and Kim Halvarson as Secretary are no longer associated with the company in any capacity whatsoever.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Rock Petroleum Company

/s/ Zoltan Nagy

Zoltan Nagy

Chief Executive Officer

Date:October, 6, 2020